   As filed with the Securities and Exchange Commission on February 3, 2000
                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------


                               IXYS Corporation
            ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                       770140882-5
 (State of Incorporation)                  (I.R.S. Employer Identification No.)


           3540 Bassett Street, Santa Clara, California  95054-2704
    -----------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)

                       1999 Equity Incentive Plan
                    1999 Employee Stock Purchase Plan
           1999 Non-Employee Directors' Equity Incentive Plan
        ---------------------------------------------------------
                           (Full title of the plan)

                                 NATHAN ZOMMER
                     President and Chief Executive Officer
                               IXYS CORPORATION
           3540 Bassett Street, Santa Clara, California  95054-2704
                                (404) 982-0700
-------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ----------------------------

                                   Copy to:

                             James R. Jones, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                (650) 843-5000
                         ----------------------------
 Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of Securities to       Amount to be            Proposed Maximum           Proposed Maximum          Amount of
      be Registered           Registered (1)          Offering Price Per         Aggregate Offering      Registration Fee
                                                          Share (2)                   Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock par value        3,500,000 shares           $7.375                     $25,812,500              $6,814.50
 $.01 per share
====================================================================================================================================


     (1) Consists of (i) 3,000,000 shares that are being registered pursuant to the 1999 Equity Incentive Plan; (ii) 250,000 shares that are being registered pursuant to the 1999 Employee Stock Purchase Plan; and
          (iii) 250,000 shares that are being registered pursuant to the 1999 Non-Employee Directors' Equity Incentive Plan.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ SmallCap Market on January 28, 2000.

                                    PART II

             INCORPORATION REQUIRED IN THE REGISTRATION STATEMENTS
             -----------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     1. Registrant's Report on Form 10-K405 for the year ended March 31, 1999, filed on or about July 8, 1999, as amended;

     2. Registrant's Quarterly Reports on Form 10-Q, filed on August 16, 1999 and November 12, 1999.

     3. Registrant's Proxy Statement for the 1999 Annual Meeting of Stockholders, filed October 1, 1999;

     5. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Commission, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     5. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or the deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED AND EXPERT COUNSEL.

     As of January 20, 2000, attorneys of Cooley Godward LLP held 15,000 shares of Common Stock of Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents against expenses(including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper. Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise.

     Section 145 further permits a Delaware corporation to purchase and maintain insurance on behalf of any persons who are or were directors, officers, employees or agents of the corporation, or are ore were serving at the request of the corporation as directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the other provisions of Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Restated Certificate of Incorporation of the Registrant provides for the indemnification of its directors and officers to the fullest extent provided by the DGCL.

     In addition, Article VII of the Registrant's Restated Certificate of Incorporation provides, in part, as follows:

          "To the fullest extent permitted by the Delaware General Corporation law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number
------

5.1       Opinion of Cooley Godward llp.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Cooley Godward llp. Reference is made to Exhibit 5.1 of this Registration Statement.

24.1      Power of Attorney follows the signature page.

99.1      1999 Equity Incentive Plan (1)

99.2      1999 Employee Stock Purchase Plan. (1)

99.3      Employee Stock Purchase Plan Offering Document.

99.4      1999 Non-Employee Directors' Equity Incentive Plan (1)

(1) Filed as exhibits with the Registrant's Report on Form 10-K405 for the year ended March 31 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

     (a)       The undersigned registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 28, 2000.


                                    IXYS Corporation


                                    By: /s/ Nathan Zommer
                                       -----------------------------------
                                        Nathan Zommer
                                        President and Chief Executive Officer
                                        (Principal executive officer)


                                    By: /s/ Arnold Agbayani
                                       -----------------------------------
                                        Arnold Agbayani
                                        Chief Financial Officer
                                        (Principal financial and accounting
                                        officer)

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan Zommer and Arnold Agbayani and each of them., his or her attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                 Date
---------                -----                                 ----


/s/ Nathan Zommer       President, Chief Executive Officer   January 28, 2000
-------------------     (Principal Executive Officer) and
Nathan Zommer           Chairman of the Board

/s/ Arnold Agbayani     Chief Financial Officer (Principal   January 28, 2000
-------------------     Financial and Accounting Officer)
Arnold Agbayani         and Director

                        Director                             _______________
------------------
Andreas Hartman


/s/ Samuel Kory         Director                             January 28, 2000
------------------
Samuel Kory

                                 EXHIBIT INDEX

Exhibit
Number                                         Description

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit
          5.1 of this Registration Statement.

24.1      Power of Attorney follows the signature page.

99.1      1999 Equity Incentive Plan (1)

99.2      1999 Employee Stock Purchase Plan. (1)

99.3      1999 Employee Stock Purchase Plan Offering Document.

99.4      1999 Non-Employee Directors' Equity Incentive Plan (1)

(1) Filed as exhibits with the Registrant's Report on Form 10-K405 for the year ended March 31 and incorporated herein by reference.